Exhibit 99.1

419 WEST PIKE STREET • P.O. BOX 629 • JACKSON CENTER, OHIO 45334-0629

PHONE 937-596-6849 • FAX 937-596-7937

NEWS RELEASE

Date:	July 18, 2012
Contact:	Richard E. Riegel, III or Peter B. Orthwein

THOR NAMES MARTIN PRESIDENT, CHIEF OPERATING OFFICER

Thor Industries, Inc. (NYSE: THO) announced today that Bob Martin will become its President and Chief Operating Officer effective August 1, 2012. Mr. Martin currently serves as RV Senior Group President. As Chief Operating Officer, all of the RV company Presidents will continue reporting to him, as well as Andrew Imanse, Bus Group President and Ken Julian, Vice President of Human Resources. Mr. Martin will continue to report to Peter Orthwein, Thor’s Chairman and CEO.

Mr. Martin, an 18-year industry executive and Elkhart native, served as President of Keystone RV, Thor’s largest subsidiary, prior to becoming RV Senior Group President.

“Bob has had an outstanding record of success in every responsibility he has assumed, and I am certain he will be successful in his new role.” said Peter Orthwein.

Thor is the world’s largest manufacturer of recreation vehicles and a major builder of commercial buses.

This release includes certain statements that are “forward looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934 as amended. These forward looking statements involve uncertainties and risks. There can be no assurance that actual results will not differ from our expectations. Factors which could cause materially different results include, among others, fuel prices, lower consumer confidence and the level of discretionary consumer spending, interest rate increases, restrictive lending practices, increased material and component costs, recent management changes, the success of new product introductions, the pace of acquisitions, cost structure improvements, competition and general economic conditions and the other risks and uncertainties discussed more fully in Item 1A of our Annual Report on Form 10-K for the year ended July 31, 2011 and Part II, Item 1A of our Quarterly Report on Form 10-Q for the period ended April 30, 2012. We disclaim any obligation or undertaking to disseminate any updates or revisions to any forward looking statements contained in this release or to reflect any change in our expectations after the date of this release or any change in events, conditions or circumstances on which any statement is based excent as required by law.